Exhibit 99.1

ITW Reports Second Quarter 2024 Results

•    Revenue of $4.0 billion, a decrease of 1% with flat organic growth
•    Operating income of $1.05 billion, an increase of 4.5%
•    Operating margin of 26.2%, an increase of 140 bps as enterprise initiatives contributed 140 bps
•    GAAP EPS of $2.54, an increase of 2%; Excl. a one-time 2023 tax item, EPS increased 5%
•    Narrowing full year GAAP EPS guidance to a range of $10.30 to $10.40 per share

GLENVIEW, IL., July 30, 2024 - Illinois Tool Works Inc. (NYSE: ITW) today reported its second quarter 2024 results and updated guidance for full-year 2024.

“While the demand environment continued to moderate across our portfolio, we delivered a solid quarter with strong operational execution and profitability,” said Christopher A. O’Herlihy, President and Chief Executive Officer. “Our ability to overcome near-term macro challenges and expand our margin and profitability to record levels as evidenced by margin improvement of 140 basis points to 26.2 percent and EPS growth of more than five percent, is a direct result of the focused execution by our team of dedicated ITW professionals around the world.”

“Looking ahead, we are lowering the top-end of our full year GAAP EPS guidance to reflect current levels of demand partially offset by better margin performance. We remain focused on managing and investing for the long-term as we build above-market organic growth, fueled by customer-back innovation, into a core ITW strength,” O’Herlihy concluded.

Second Quarter 2024 Results
Second quarter revenue of $4.0 billion declined by 1.2 percent as organic growth declined 0.1 percent. Foreign currency translation impact reduced revenue by 1.2 percent and acquisitions added 0.1 percent.

GAAP EPS increased 2.4 percent to $2.54 and excluding a one-time tax item in 2023, EPS increased 5.4 percent. Operating income increased 4.5 percent to $1.05 billion, a second quarter record. Operating margin improved 140 basis points to 26.2 percent, a second quarter record, as enterprise initiatives contributed 140 basis points. Operating cash flow was $687 million, and free cash flow was $571 million with a conversion of 75 percent to net income. During the quarter, the company repurchased $375 million of its own shares and the effective tax rate was 24.4 percent.

2024 Guidance
ITW is lowering the top-end of its full year GAAP EPS guidance range of $10.30 to $10.70 per share to a narrower range of $10.30 to $10.40 per share, an increase of six percent compared to the prior year at the midpoint. Based on current levels of demand and foreign currency exchange rates exiting the second quarter, the company is projecting revenue growth and organic growth to be approximately flat for 2024. ITW is raising its operating margin guidance from 26 to 27 percent to a narrower range of 26.5 to 27 percent, an increase of 165 bps at the midpoint with enterprise initiatives projected to contribute more than 100 basis points. Free cash flow is expected to exceed 100 percent of net income and the company plans to repurchase approximately $1.5 billion of its own shares. The projected effective tax rate remains unchanged in the range of 24 to 24.5 percent.

Non-GAAP Measures
This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule. The estimated guidance of free cash flow to net income conversion rate is based on assumptions that are difficult to predict, and estimated guidance for the most directly comparable GAAP measure and a reconciliation of this forward-looking estimate to its most directly comparable GAAP estimate have been omitted due to the unreasonable efforts required in connection with such a reconciliation and the lack of reliable forward-looking cash flow information. For the same reasons, the company is unable to address the potential significance of the unavailable information, which could be material to future results.

Forward-looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding global supply chain challenges, expected impact of inflation including raw material inflation and rising interest rates, the impact of enterprise initiatives, future financial and operating performance, free cash flow and free cash flow to net income conversion rate, organic and total revenue, operating and incremental margin, price/cost impact, statements regarding diluted income per share, expected dividend payments, after-

tax return on invested capital, effective tax rates, exchange rates, expected timing and amount of share repurchases, end market economic and regulatory conditions, the impact of recent or potential acquisitions and/or divestitures, and the Company’s 2024 guidance. These statements are subject to certain risks, uncertainties, assumptions, and other factors, which could cause actual results to differ materially from those anticipated. Important risks that could cause actual results to differ materially from the Company’s expectations include those that are detailed in ITW’s Form 10-K for 2023 and subsequent reports filed with the SEC.

About Illinois Tool Works
ITW (NYSE: ITW) is a Fortune 300 global multi-industrial manufacturing leader with revenue of $16.1 billion in 2023. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW’s approximately 45,000 dedicated colleagues around the world thrive in the company’s decentralized and entrepreneurial culture. www.itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions except per share amounts	2024	2023	2024	2023
Operating Revenue	$4,027	$4,074	$8,000	$8,093
Cost of revenue	2,262	2,344	4,407	4,685
Selling, administrative, and research and development expenses	686	690	1,362	1,365
Amortization and impairment of intangible assets	25	30	50	61
Operating Income	1,054	1,010	2,181	1,982
Interest expense	(75)	(69)	(146)	(129)
Other income (expense)	26	20	42	30
Income Before Taxes	1,005	961	2,077	1,883
Income Taxes	246	207	499	415
Net Income	$759	$754	$1,578	$1,468

Net Income Per Share:
Basic	$2.55	$2.49	$5.29	$4.83
Diluted	$2.54	$2.48	$5.27	$4.81

Cash Dividends Per Share:
Paid	$1.40	$1.31	$2.80	$2.62
Declared	$1.40	$1.31	$2.80	$2.62

Shares of Common Stock Outstanding During the Period:
Average	297.6	303.3	298.3	304.1
Average assuming dilution	298.5	304.2	299.3	305.2

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	June 30, 2024	December 31, 2023
Assets
Current Assets:
Cash and equivalents	$862	$1,065
Trade receivables	3,250	3,123
Inventories	1,819	1,707
Prepaid expenses and other current assets	325	340
Total current assets	6,256	6,235

Net plant and equipment	2,011	1,976
Goodwill	4,910	4,909
Intangible assets	641	657
Deferred income taxes	448	479
Other assets	1,311	1,262
	$15,577	$15,518

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$2,044	$1,825
Accounts payable	576	581
Accrued expenses	1,615	1,663
Cash dividends payable	416	419
Income taxes payable	153	187
Total current liabilities	4,804	4,675

Noncurrent Liabilities:
Long-term debt	6,429	6,339
Deferred income taxes	381	326
Noncurrent income taxes payable	—	151
Other liabilities	1,001	1,014
Total noncurrent liabilities	7,811	7,830

Stockholders' Equity:
Common stock	6	6
Additional paid-in-capital	1,636	1,588
Retained earnings	27,866	27,122
Common stock held in treasury	(24,622)	(23,870)
Accumulated other comprehensive income (loss)	(1,925)	(1,834)
Noncontrolling interest	1	1
Total stockholders' equity	2,962	3,013
	$15,577	$15,518

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended June 30, 2024
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$815	$157	19.4%
Food Equipment	667	180	27.1%
Test & Measurement and Electronics	678	159	23.5%
Welding	466	153	32.9%
Polymers & Fluids	454	128	28.2%
Construction Products	504	148	29.4%
Specialty Products	449	144	31.9%
Intersegment	(6)	—	—%
Total Segments	4,027	1,069	26.6%
Unallocated	—	(15)	—%
Total Company	$4,027	$1,054	26.2%

Six Months Ended June 30, 2024
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$1,631	$319	19.6%
Food Equipment	1,298	344	26.5%
Test & Measurement and Electronics	1,374	322	23.4%
Welding	942	309	32.8%
Polymers & Fluids	886	239	27.0%
Construction Products	992	291	29.4%
Specialty Products	889	274	30.8%
Intersegment	(12)	—	—%
Total Segments	8,000	2,098	26.2%
Unallocated	—	83	—%
Total Company	$8,000	$2,181	27.3%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q2 2024 vs. Q2 2023 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	0.4%	2.5%	(3.1)%	(4.7)%	2.6%	(3.8)%	6.7%	(0.1)%
Acquisitions/ Divestitures	—%	—%	0.8%	—%	—%	—%	—%	0.1%
Translation	(1.7)%	(0.4)%	(0.9)%	(0.3)%	(3.9)%	(0.5)%	(0.5)%	(1.2)%
Operating Revenue	(1.3)%	2.1%	(3.2)%	(5.0)%	(1.3)%	(4.3)%	6.2%	(1.2)%

Q2 2024 vs. Q2 2023 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	—	50 bps	(90) bps	(70) bps	50 bps	(80) bps	130 bps	—
Changes in Variable Margin & OH Costs	210 bps	(100) bps	190 bps	(50) bps	130 bps	150 bps	390 bps	140 bps
Total Organic	210 bps	(50) bps	100 bps	(120) bps	180 bps	70 bps	520 bps	140 bps
Acquisitions/ Divestitures	—	—	(50) bps	—	—	—	—	(10) bps
Restructuring/Other	50 bps	(20) bps	(20) bps	20 bps	50 bps	(60) bps	70 bps	10 bps
Total Operating Margin Change	260 bps	(70) bps	30 bps	(100) bps	230 bps	10 bps	590 bps	140 bps

Total Operating Margin % *	19.4%	27.1%	23.5%	32.9%	28.2%	29.4%	31.9%	26.2%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	20 bps	40 bps	190 bps	—	150 bps	10 bps	20 bps	70 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.06) on GAAP earnings per share for the second quarter of 2024.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

H1 2024 vs. H1 2023 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	1.9%	0.6%	(2.2)%	(4.1)%	0.9%	(5.4)%	6.1%	(0.4)%
Acquisitions/ Divestitures	—%	—%	0.8%	—%	—%	—%	(1.1)%	—%
Translation	(1.3)%	0.1%	(0.7)%	(0.1)%	(3.2)%	(0.4)%	—%	(0.8)%
Operating Revenue	0.6%	0.7%	(2.1)%	(4.2)%	(2.3)%	(5.8)%	5.0%	(1.2)%

H1 2024 vs. H1 2023 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	40 bps	20 bps	(60) bps	(60) bps	20 bps	(90) bps	120 bps	(20) bps
Changes in Variable Margin & OH Costs	250 bps	(80) bps	80 bps	40 bps	130 bps	220 bps	300 bps	290 bps
Total Organic	290 bps	(60) bps	20 bps	(20) bps	150 bps	130 bps	420 bps	270 bps
Acquisitions/ Divestitures	—	—	(50) bps	—	—	—	30 bps	—
Restructuring/Other	30 bps	(10) bps	(10) bps	10 bps	30 bps	(30) bps	50 bps	10 bps
Total Operating Margin Change	320 bps	(70) bps	(40) bps	(10) bps	180 bps	100 bps	500 bps	280 bps

Total Operating Margin % *	19.6%	26.5%	23.4%	32.8%	27.0%	29.4%	30.8%	27.3%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	30 bps	50 bps	190 bps	—	150 bps	10 bps	20 bps	70 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.13) on GAAP earnings per share for the first half of 2024.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Dollars in millions	2024	2023	2024	2023
Numerator:
Net Income	$759	$754	$1,578	$1,468
Discrete tax benefit related to the second quarter 2023	—	(20)	—	(20)
Interest expense, net of tax (1)	57	53	111	99
Other (income) expense, net of tax (1)	(20)	(15)	(32)	(23)
Operating income after taxes	$796	$772	$1,657	$1,524

Denominator:
Invested capital:
Cash and equivalents	$862	$922	$862	$922
Trade receivables	3,250	3,216	3,250	3,216
Inventories	1,819	1,921	1,819	1,921
Net plant and equipment	2,011	1,901	2,011	1,901
Goodwill and intangible assets	5,551	5,595	5,551	5,595
Accounts payable and accrued expenses	(2,191)	(2,215)	(2,191)	(2,215)
Debt	(8,473)	(8,222)	(8,473)	(8,222)
Other, net	133	(24)	133	(24)
Total net assets (stockholders' equity)	2,962	3,094	2,962	3,094
Cash and equivalents	(862)	(922)	(862)	(922)
Debt	8,473	8,222	8,473	8,222
Total invested capital	$10,573	$10,394	$10,573	$10,394

Average invested capital (2)	$10,480	$10,366	$10,357	$10,292

Net income to average invested capital (3)	29.0%	29.1%	30.5%	28.5%
After-tax return on average invested capital (3)	30.4%	29.8%	32.0%	29.6%

(1)    Effective tax rate used for interest expense and other (income) expense for the three months ended June 30, 2024 and 2023 was 24.4% and 23.6%, respectively. Effective tax rate used for interest expense and other (income) expense for the six months ended June 30, 2024 and 2023 was 24.0% and 23.1%, respectively.

(2)    Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within each of the periods presented.

(3)    Returns for the three months ended June 30, 2024 and 2023 were converted to an annual rate by multiplying the calculated return by 4. Returns for the six months ended June 30, 2024 and 2023 were converted to an annual rate by multiplying the calculated return by 2.

After-tax ROIC for the six months ended June 30, 2024 included 170 basis points of favorable impact related to the cumulative effect of the change from the LIFO method of accounting to the FIFO method for certain U.S. businesses ($117 million pre-tax, or $88 million after-tax) in the first quarter of 2024.

A reconciliation of the tax rate for the three and six months ended June 30, 2023, excluding the second quarter 2023 discrete tax benefit of $20 million related to amended 2021 U.S. taxes, is as follows:

	Three Months Ended		Six Months Ended
	June 30, 2023		June 30, 2023
Dollars in millions	Income Taxes	Tax Rate	Income Taxes	Tax Rate
As reported	$207	21.4%	$415	22.0%
Discrete tax benefit related to the second quarter 2023	20	2.2%	20	1.1%
As adjusted	$227	23.6%	$435	23.1%

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

Twelve Months Ended
Dollars in millions	December 31, 2023
Numerator:
Net income	$2,957
Discrete tax benefit related to the second quarter 2023	(20)
Interest expense, net of tax (1)	204
Other (income) expense, net of tax (1)	(38)
Operating income after taxes	$3,103

Denominator:
Invested capital:
Cash and equivalents	$1,065
Trade receivables	3,123
Inventories	1,707
Net plant and equipment	1,976
Goodwill and intangible assets	5,566
Accounts payable and accrued expenses	(2,244)
Debt	(8,164)
Other, net	(16)
Total net assets (stockholders' equity)	3,013
Cash and equivalents	(1,065)
Debt	8,164
Total invested capital	$10,112

Average invested capital (2)	$10,214

Net income to average invested capital	29.0%
After-tax return on average invested capital	30.4%

(1)    Effective tax rate used for interest expense and other (income) expense for the year ended December 31, 2023 was 23.2%.

(2)    Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within the period presented.

A reconciliation of the 2023 effective tax rate excluding the second quarter 2023 discrete tax benefit of $20 million related to amended 2021 U.S. taxes is as follows:

	Twelve Months Ended
	December 31, 2023
Dollars in millions	Income Taxes	Tax Rate
As reported	$866	22.6%
Discrete tax benefit related to the second quarter 2023	20	0.6%
As adjusted	$886	23.2%

FREE CASH FLOW (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Dollars in millions	2024	2023	2024	2023
Net cash provided by operating activities	$687	$790	$1,276	$1,518
Less: Additions to plant and equipment	(116)	(85)	(211)	(198)
Free cash flow	$571	$705	$1,065	$1,320

Net income	$759	$754	$1,578	$1,468

Net cash provided by operating activities to net income conversion rate	91%	105%	81%	103%
Free cash flow to net income conversion rate	75%	94%	67%	90%

ADJUSTED NET INCOME PER SHARE - DILUTED (UNAUDITED)

Three Months Ended
June 30, 2023
As reported	$2.48
Discrete tax benefit related to the second quarter 2023	(0.07)
As adjusted	$2.41